UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [X]		Filed by a Party other than the Registrant [ ]
[ ]		Preliminary Proxy Statement
[ ]		Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]		Definitive Proxy Statement
[X]		Definitive Additional Materials
[ ]		Soliciting Material under Section 240.14a-12
Inland Real Estate Income Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

May 14, 2018

Dear Stockholder,

We recently mailed proxy materials to you for the Annual Meeting of Stockholders to be held on June 12, 2018, and according to our records, your vote has not been received.

The Board of Directors unanimously recommends that stockholders vote “FOR” the proposals as set forth in the proxy statement that was previously sent.

Your vote is extremely important and your shares cannot be voted unless you give your specific instructions. Please vote today by using the toll free telephone voting service or the internet. Voting instructions are located on the enclosed proxy card. You may also vote by signing, dating and returning the proxy card in the envelope provided.

If you have any questions regarding voting, you may call our proxy solicitor, Morrow Sodali LLC, toll free at 800.662.5200.

Sincerely,

INLAND REAL ESTATE INCOME TRUST, INC.

Mitchell A. Sabshon

Chief Executive Officer and President

Enclosures